Exhibit 99.1

Myers Industries Reports 2020 Second Quarter Results

Solid operational execution drove improved gross margin in the quarter

Company provides slightly improved 2020 revenue outlook

July 30, 2020, Akron, Ohio - Myers Industries, Inc. (NYSE: MYE), a manufacturer of polymer products and distributor for the tire, wheel and under-vehicle service industry, today announced results for the second quarter ended June 30, 2020.

Second Quarter 2020 Financial Highlights

•	GAAP income per diluted share from continuing operations was $0.23, compared with $0.18 for the second quarter of 2019

•	Adjusted income per diluted share from continuing operations was $0.23, compared with $0.27 for the second quarter of 2019

•	Net sales were $118.4 million, down 11.8% compared with $134.3 million for the second quarter of 2019

•	Gross margin increased to 36%, compared with 35% for the second quarter of 2019

•	Cash flow from continuing operations was $6.8 million and free cash flow was $3.7 million, compared with $10.9 million and $9.4 million, respectively, for the second quarter of 2019

“I am proud of how our teams performed during the second quarter, despite the challenges resulting from the COVID-19 crisis. Due to their focus and dedication, we were able to meet our customers’ needs and deliver sales and operational results that were better than we had expected going into the quarter. Demand in our auto aftermarket improved during the quarter as vehicles returned to the road after stay-at-home restrictions were lifted. Additionally, sales in our consumer end market increased significantly year-over-year due to increased demand compared with a weak spring season last year,” said Mike McGaugh, President and Chief Executive Officer of Myers Industries. “We continue to have sufficient liquidity to support our operations and execute our strategic plans, which include continued execution of growth and transformation initiatives.”

Second Quarter 2020 Financial Summary

Net sales for the second quarter of 2020 were $118.4 million, a decrease of $15.9 million, or 11.8%, compared with $134.3 million for the second quarter of 2019. The decrease was primarily the result of anticipated sales declines across several markets in the Material Handling Segment, which were due to the challenging business environment. Gross profit decreased to $42.6 million, compared with $46.9 million for the second quarter of 2019. However, gross profit margin increased to 36% compared with 35% last year as favorable price-cost margin more than offset the lower sales volume during the quarter. Lower selling, general and administrative (SG&A) expenses of $30.3 million compared favorably with $36.8 million for the second quarter of 2019, due partly to lower variable compensation costs and the Company’s continued emphasis on cost discipline. Additionally, 2019 second quarter SG&A expenses included a $4 million charge for estimated environmental liabilities related to the New Idria Mercury Mine. GAAP income per diluted share from continuing operations was $0.23, compared with $0.18 for the second quarter of 2019. Adjusted income per diluted share from continuing operations was $0.23, compared with $0.27 for the second quarter of 2019.

Segment Results

Net sales in the Material Handling Segment (consumer, food and beverage, industrial and vehicle end markets) for the second quarter of 2020 were $80.9 million, a decrease of $15.0 million or 15.7%, compared with $95.9 million for the second quarter of 2019. Sales declines in the Company’s food and beverage, vehicle and industrial end markets were partially offset by a sales increase in the Company’s consumer end market. For the second quarter of 2020, operating income for this segment declined 10.2% to $15.8 million, compared with $17.6 million in 2019. The lower volume was partially offset by favorable price-cost margin, a positive sales mix and lower costs. As a result, the Material Handling Segment’s operating income margin increased to 19.5%, compared with 18.3% for the second quarter of 2019.

Net sales in the Distribution Segment (auto aftermarket end market) for the second quarter of 2020 were $37.5 million, a decrease of $0.9 million, or 2.2%, compared with $38.4 million for the second quarter of 2019. Incremental sales from the August 2019 acquisition of Tuffy Manufacturing Industries, Inc. mostly offset the impact of sales declines in the rest of the segment. Second quarter operating income for this segment decreased to $1.6 million, compared with $3.3 million in 2019. The decrease in adjusted operating income was due primarily to an unfavorable sales mix. The Distribution Segment’s operating income margin was 4.4%, compared with 8.7% for the second quarter of 2019.

2020 Outlook

The Company has revised its outlook for 2020 revenue. For full-year total revenue, the Company now expects a percentage decline in the mid-to-high single digits, which is a slight improvement from its previous guidance of a 10% decline. The Company is maintaining its previous guidance that depreciation and amortization will be approximately $21 million, net interest expense will be approximately $4 million and capital expenditures will be approximately $15 million. The Company is updating its guidance for the effective tax rate to be approximately 26%, compared with a previous estimate of approximately 27%.

Conference Call Details

The Company will host an earnings conference call and webcast for investors and analysts on Thursday, July 30, 2020, at 8:30 a.m. EDT. The call is anticipated to last less than one hour and may be accessed using the following online participation registration link: http://www.directeventreg.com/registration/event/1570929. Upon registering, each participant will be provided with call details and a registrant ID that will be used to track call attendance. Reminders will also be sent to registered participants via email. The live webcast of the conference call can be accessed from the Investor Relations section of the Company’s website at www.myersindustries.com. Click on the Investor Relations tab to access the webcast. Webcast attendees will be in a listen-only mode. An archived replay of the call will also be available on the site shortly after the event. To listen to the telephone replay, callers should dial: (US) 855-859-2056 or (Int’l) 404-537-3406. The Conference ID # is 1570929.

Use of Non-GAAP Financial Measures

The Company uses certain non-GAAP measures in this release. Adjusted income per diluted share from continuing operations, operating income as adjusted, income from continuing operations as adjusted, EBITDA as adjusted, adjusted operating income, adjusted EBITDA, adjusted EBITDA margin, adjusted EPS and free cash flow are non-GAAP financial measures and are intended to serve as a supplement to results provided in accordance with accounting principles generally accepted in the United States. Myers Industries believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

About Myers Industries

Myers Industries, Inc. is a manufacturer of polymer products for industrial, agricultural, automotive, and commercial and consumer markets. The Company is also the largest distributor of tools, equipment and supplies for the tire, wheel and under vehicle service industry in the United States. Visit www.myersindustries.com to learn more.

Caution on Forward-Looking Statements

Statements in this release include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that is not of historical fact may be deemed “forward-looking”. Words such as “expect”, “believe”, “project”, “plan”, “anticipate”, “intend”, “objective”, “outlook”, “target”, “goal”, “view” and similar expressions identify forward-looking statements. These statements are based on management’s current views and assumptions of future events and financial performance and involve a number of risks and uncertainties, many outside of the Company’s control that could cause actual results to materially differ from those expressed or implied. Risks and uncertainties include: disease outbreaks such as COVID-19 and the impacts stemming from any such outbreaks including supply chain disruptions, operational disruptions, full or partial facility closures, and other similar impacts, raw material availability, increases in raw material costs, or other production costs; risks associated with our strategic growth initiatives or the failure to achieve the anticipated benefits of such initiatives; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; changes in the markets for the Company’s business segments; changes in trends and demands in the markets in which the Company competes; operational problems at our manufacturing facilities, or unexpected failures at those facilities; future economic and financial conditions in the United States and around the world; inability of the Company to meet future capital requirements; claims, litigation and regulatory actions against the Company; changes in laws and regulations affecting the Company; and other important factors disclosed previously and from time to time in our other filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent Quarterly Reports on Form 10-Q. Such reports are available on the Securities and Exchange Commission’s public reference facilities and its website at www.sec.gov and on the Company’s Investor Relations section of its website at www.myersindustries.com. Myers Industries undertakes no obligation to publicly update or revise any forward-looking statements contained herein. These statements speak only as of the date made.

Contact: Monica Vinay, Vice President, Investor Relations & Treasurer, (330) 761-6212

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in thousands, except share and per share data)

	Quarter Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Net sales	$118,394	$134,285	$240,644	$273,400
Cost of sales	75,821	87,349	155,588	180,905

Gross profit	42,573	46,936	85,056	92,495
Selling, general and administrative expenses	30,317	36,809	61,433	71,277
Gain on disposal of fixed assets	—	(55)	(7)	(98)
Impairment charges	—	—	—	916
Gain on sale of notes receivable	—	—	(11,924)	—

Operating income (loss)	12,256	10,182	35,554	20,400
Interest expense, net	1,194	1,017	2,263	2,066

Income (loss) from continuing operations before income taxes	11,062	9,165	33,291	18,334
Income tax expense (benefit)	2,694	2,559	8,197	5,085

Income (loss) from continuing operations	8,368	6,606	25,094	13,249
Income (loss) from discontinued operations, net of income tax	—	—	—	127

Net income (loss)	$8,368	$6,606	$25,094	$13,376

Income (loss) per common share from continuing operations:
Basic	$0.23	$0.19	$0.70	$0.37
Diluted	$0.23	$0.18	$0.70	$0.37
Income (loss) per common share from discontinued operations:
Basic	$—	$—	$—	$—
Diluted	$—	$—	$—	$—
Net income (loss) per common share:
Basic	$0.23	$0.19	$0.70	$0.37
Diluted	$0.23	$0.18	$0.70	$0.37
Weighted average common shares outstanding:
Basic	35,774,241	35,471,795	35,749,110	35,430,392
Diluted	35,920,465	35,743,563	35,899,521	35,753,054

MYERS INDUSTRIES, INC.

SALES AND EARNINGS BY SEGMENT (UNAUDITED)

(Dollars in thousands)

	Quarter Ended June 30,			Six Months Ended June 30,
	2020	2019	% Change	2020	2019	% Change
Net sales
Material Handling	$80,855	$95,902	(15.7)%	$164,931	$198,853	(17.1)%
Distribution	37,541	38,395	(2.2)%	75,736	74,569	1.6%
Inter-company Sales	(2)	(12)	—	(23)	(22)	—

Total	$118,394	$134,285	(11.8)%	$240,644	$273,400	(12.0)%

Operating income (loss)
Material Handling	$15,796	$17,589	(10.2)%	$30,963	$33,796	(8.4)%
Distribution	1,636	3,328	(50.8)%	3,486	3,541	(1.6)%
Corporate	(5,176)	(10,735)	—	1,105	(16,937)	—

Total	$12,256	$10,182	20.4%	$35,554	$20,400	74.3%

Operating income (loss) as adjusted
Material Handling	$15,796	$17,589	(10.2)%	$30,963	$34,884	(11.2)%
Distribution	1,636	3,328	(50.8)%	3,503	4,442	(21.1)%
Corporate	(5,176)	(6,735)	—	(10,535)	(12,937)	—

Total	$12,256	$14,182	(13.6)%	$23,931	$26,389	(9.3)%

Operating income margin as adjusted
Material Handling	19.5%	18.3%		18.8%	17.5%
Distribution	4.4%	8.7%		4.6%	6.0%
Corporate	n/a	n/a		n/a	n/a

Total	10.4%	10.6%		9.9%	9.7%

EBITDA as adjusted
Material Handling	$20,926	$23,177	(9.7)%	$41,123	$45,997	(10.6)%
Distribution	2,244	3,591	(37.5)%	4,706	4,967	(5.2)%
Corporate	(5,077)	(6,623)	—	(10,336)	(12,715)	—

Total	$18,093	$20,145	(10.2)%	$35,493	$38,249	(7.2)%

EBITDA margin as adjusted
Material Handling	25.9%	24.2%		24.9%	23.1%
Distribution	6.0%	9.4%		6.2%	6.7%
Corporate	n/a	n/a		n/a	n/a

Total	15.3%	15.0%		14.7%	14.0%

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

GROSS PROFIT, OPERATING INCOME AND EBITDA (UNAUDITED)

(Dollars in thousands)

	Quarter Ended June 30, 2020
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
GAAP Net sales	$80,855	$37,541	$118,396	$(2)	$118,394

GAAP Gross profit			42,573	—	42,573
Gross profit margin			36.0%	n/a	36.0%

GAAP Operating income (loss)	15,796	1,636	17,432	(5,176)	12,256
Operating income margin	19.5%	4.4%	14.7%	n/a	10.4%

Add: Depreciation and amortization	5,130	608	5,738	99	5,837

EBITDA	$20,926	$2,244	$23,170	$(5,077)	$18,093
EBITDA margin	25.9%	6.0%	19.6%	n/a	15.3%

	Quarter Ended June 30, 2019
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
GAAP Net sales	$95,902	$38,395	$134,297	$(12)	$134,285

GAAP Gross profit			46,936	—	46,936
Gross profit margin			34.9%	n/a	35.0%

GAAP Operating income (loss)	17,589	3,328	20,917	(10,735)	10,182
Add: Environmental charges	—	—	—	4,000	4,000

Operating income (loss) as adjusted	17,589	3,328	20,917	(6,735)	14,182
Operating income margin as adjusted	18.3%	8.7%	15.6%	n/a	10.6%

Add: Depreciation and amortization	5,588	263	5,851	112	5,963

EBITDA as adjusted	$23,177	$3,591	$26,768	$(6,623)	$20,145
EBITDA margin as adjusted	24.2%	9.4%	19.9%	n/a	15.0%

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

GROSS PROFIT, OPERATING INCOME AND EBITDA (UNAUDITED)

(Dollars in thousands)

	Six Months Ended June 30, 2020
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
GAAP Net sales	$164,931	$75,736	$240,667	$(23)	$240,644

GAAP Gross profit			85,056	—	85,056
Gross profit margin			35.3%	n/a	35.3%

GAAP Operating income (loss)	30,963	3,486	34,449	1,105	35,554
Add: Restructuring expenses and other adjustments	—	—	—	249	249
Add: Tuffy acquisition costs	—	17	17	35	52
Less: Lawn and Garden sale of note/release of lease guarantee liability	—	—	—	(11,924)	(11,924)

Operating income (loss) as adjusted	30,963	3,503	34,466	(10,535)	23,931
Operating income margin as adjusted	18.8%	4.6%	14.3%	n/a	9.9%

Add: Depreciation and amortization	10,160	1,203	11,363	199	11,562

EBITDA as adjusted	$41,123	$4,706	$45,829	$(10,336)	$35,493
EBITDA margin as adjusted	24.9%	6.2%	19.0%	n/a	14.7%

	Six Months Ended June 30, 2019
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
GAAP Net sales	$198,853	$74,569	$273,422	$(22)	$273,400

GAAP Gross profit			92,495	—	92,495
Add: Restructuring expenses and other adjustments			172	—	172
Gross profit as adjusted			92,667	—	92,667
Gross profit margin as adjusted			33.9%	n/a	33.9%

GAAP Operating income (loss)	33,796	3,541	37,337	(16,937)	20,400
Add: Restructuring expenses and other adjustments(1)	172	901	1,073	—	1,073
Add: Asset impairment	916	—	916	—	916
Add: Environmental charges	—	—	—	4,000	4,000

Operating income (loss) as adjusted	34,884	4,442	39,326	(12,937)	26,389
Operating income margin as adjusted	17.5%	6.0%	14.4%	n/a	9.7%

Add: Depreciation and amortization	11,157	525	11,682	222	11,904
Less: Depreciation adjustments	(44)	—	(44)	—	(44)

EBITDA as adjusted	$45,997	$4,967	$50,964	$(12,715)	$38,249
EBITDA margin as adjusted	23.1%	6.7%	18.6%	n/a	14.0%

(1)	Includes gross profit adjustments of $172 and SG&A adjustments of $901

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

INCOME AND EARNINGS PER DILUTED SHARE (UNAUDITED)

(Dollars in thousands, except per share data)

	Quarter Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
GAAP Operating income (loss)	$12,256	$10,182	$35,554	$20,400
Add: Restructuring expenses and other adjustments	—	—	249	1,073
Add: Tuffy acquisition costs	—	—	52	—
Less: Lawn and Garden sale of note/release of lease guarantee liability	—	—	(11,924)	—
Add: Asset impairment	—	—	—	916
Add: Environmental charges	—	4,000	—	4,000

Operating income as adjusted	12,256	14,182	23,931	26,389
Less: Interest expense, net	(1,194)	(1,017)	(2,263)	(2,066)

Income before taxes as adjusted	11,062	13,165	21,668	24,323
Less: Income tax expense(1)	(2,876)	(3,555)	(5,634)	(6,567)

Income from continuing operations as adjusted	$8,186	$9,610	$16,034	$17,756
Adjusted earnings per diluted share from continuing operations	$0.23	$0.27	$0.45	$0.50

(1)	Income taxes are calculated using the normalized effective tax rate for each year. The rate used in 2020 is 26% and in 2019 is 27%.

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

(Dollars in thousands)

	June 30, 2020	December 31, 2019
Assets
Current Assets
Cash	$72,322	$75,527
Accounts receivable, net	71,270	62,279
Income tax receivable	—	142
Inventories, net	49,551	44,260
Prepaid expenses and other current assets	5,746	2,834

Total Current Assets	198,889	185,042
Property, plant, & equipment, net	54,328	54,964
Right of use asset - operating leases	4,801	5,901
Deferred income taxes	856	5,807
Other assets	95,971	101,425

Total Assets	$354,845	$353,139

Liabilities & Shareholders’ Equity
Current Liabilities
Accounts payable	$44,857	$46,867
Accrued expenses	34,084	33,701
Operating lease liability - short-term	1,546	2,057
Long-term debt - current portion	39,956	—

Total Current Liabilities	120,443	82,625
Long-term debt	37,420	77,176
Operating lease liability - long-term	3,478	4,074
Other liabilities	11,809	22,582
Total Shareholders’ Equity	181,695	166,682

Total Liabilities & Shareholders’ Equity	$354,845	$353,139

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	Six Months Ended June 30,
	2020	2019
Cash Flows From Operating Activities
Net income (loss)	$25,094	$13,376
Income (loss) from discontinued operations, net of income taxes	—	127

Income (loss) from continuing operations	25,094	13,249
Adjustments to reconcile income (loss) from continuing operations to net cash provided by (used for) operating activities
Depreciation	7,243	8,051
Amortization	4,518	4,046
Non-cash stock-based compensation expense	1,346	2,220
Gain on disposal of fixed assets	(7)	(98)
Gain on sale of notes receivable	(11,924)	—
Impairment charges	—	916
Other	407	340
Payments on long-term performance based compensation	—	(413)
Other long-term liabilities	478	3,514
Cash flows provided by (used for) working capital
Accounts receivable	(9,672)	(56)
Inventories	(5,453)	1,450
Prepaid expenses and other current assets	(2,926)	(2,041)
Accounts payable and accrued expenses	2,681	(15,005)

Net cash provided by (used for) operating activities - continuing operations	11,785	16,173
Net cash provided by (used for) operating activities - discontinued operations	—	7,297

Net cash provided by (used for) operating activities	11,785	23,470

Cash Flows From Investing Activities
Capital expenditures	(5,589)	(4,406)
Acquisition of business	(691)	—
Proceeds from sale of property, plant and equipment	—	7,514
Proceeds from sale of notes receivable	1,200	—

Net cash provided by (used for) investing activities - continuing operations	(5,080)	3,108
Net cash provided by (used for) investing activities - discontinued operations	—	—

Net cash provided by (used for) investing activities	(5,080)	3,108

Cash Flows From Financing Activities
Cash dividends paid	(9,736)	(9,733)
Proceeds from issuance of common stock	235	365
Shares withheld for employee taxes on equity awards	(362)	(978)

Net cash provided by (used for) financing activities - continuing operations	(9,863)	(10,346)
Net cash provided by (used for) financing activities - discontinued operations	—	—

Net cash provided by (used for) financing activities	(9,863)	(10,346)

Foreign exchange rate effect on cash	(47)	79

Net (decrease) increase in cash	(3,205)	16,311
Cash at January 1	75,527	58,894

Cash at June 30	$72,322	$75,205

MYERS INDUSTRIES, INC.

RECONCILIATION OF FREE CASH FLOW TO GAAP NET CASH PROVIDED BY

(USED FOR) OPERATING ACTIVITIES – CONTINUING OPERATIONS

(UNAUDITED)

(Dollars in thousands)

	YTD		YTD
	June 30, 2020		June 30, 2019
Net cash provided by (used for) operating activities - continuing operations	$11,785		$16,173
Capital expenditures	(5,589)		(4,406)

Free cash flow	$6,196		$11,767

	YTD		YTD		Quarter
	June 30, 2020		March 31, 2020		June 30, 2020
Net cash provided by (used for) operating activities - continuing operations	$11,785	-	$5,027	=	$6,758
Capital expenditures	(5,589)	-	(2,490)	=	(3,099)

Free cash flow	$6,196	-	$2,537	=	$3,659

	YTD		YTD		Quarter
	June 30, 2019		March 31, 2019		June 30, 2019
Net cash provided by (used for) operating activities - continuing operations	$16,173	-	$5,301	=	$10,872
Capital expenditures	(4,406)	-	(2,933)	=	(1,473)

Free cash flow	$11,767	-	$2,368	=	$9,399